	2013 Government Solutions Statements of Operations (In Thousands and Unaudited)
	Three Months Ended March 31	Three Months Ended June 30	Three Months Ended September 30	Three Months Ended December 31	Year Ended December 31
Revenue	$75,855	$75,809	$71,763	$65,482	$288,909
Cost of Revenues, excluding amortization	53,354	52,195	48,965	42,866	197,380
Gross Profit	22,501	23,614	22,798	22,616	91,529

Operating Expense	17,037	18,718	15,193	14,360	65,308
Intangible amortization expense	6,305	5,477	5,369	5,049	22,200
Net Operating (Loss) Income	$(841)	$(581)	$2,236	$3,207	$4,021

Depreciation included above	$1,339	$1,425	$1,389	$1,585	$5,738

	2013 Commercial Cyber Solutions Statements of Operations (In Thousands and Unaudited)
	Three Months Ended March 31	Three Months Ended June 30	Three Months Ended September 30	Three Months Ended December 31	Year Ended December 31
Revenue	$2,018	$2,449	$2,010	$3,346	$9,823
Cost of Revenues, excluding amortization	456	463	381	540	1,840
Gross Profit	1,562	1,986	1,629	2,806	7,983

Operating Expense	3,198	3,783	5,476	6,936	19,393
Intangible amortization expense	615	614	615	614	2,458
Net Operating Loss	$(2,251)	$(2,411)	$(4,462)	$(4,744)	$(13,868)

Depreciation included above	$7	$69	$82	$113	$271

	2013 Consolidated Statements of Operations In Thousands and (Unaudited)
	Three Months Ended March 31	Three Months Ended June 30	Three Months Ended September 30	Three Months Ended December 31	Year Ended December 31
Revenue	$77,873	$78,258	$73,773	$68,828	$298,732
Cost of Revenues, excluding amortization	53,810	52,658	49,346	43,406	199,220
Gross Profit	24,063	25,600	24,427	25,422	99,512

Operating Expense	20,235	22,501	20,669	21,296	84,701
Intangible amortization expense	6,920	6,091	5,984	5,663	24,658
Net Operating Loss	(3,092)	(2,992)	(2,226)	(1,537)	(9,847)

Non-Operating Expense, net	705	868	7,321	898	9,792
Loss before taxes	(3,797)	(3,860)	(9,547)	(2,435)	(19,639)

Income Tax Benefit	(1,535)	(1,500)	(4,045)	(1,925)	(9,005)
Net Loss	$(2,262)	$(2,360)	$(5,502)	$(510)	$(10,634)